As filed with the Securities and Exchange Commission on June 9, 1999
                                                Registration No. 333-
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                     FORM S-8
                               REGISTRATION STATEMENT
                                      Under
                             The Securities Act of 1933
                        -------------------------------------
                        AMERICAN CHAMPION ENTERTAINMENT, INC.
                (Exact name of registrant as specified in its charter)

                     Delaware                          94-3261987
       (State or other jurisdiction          (IRS Employer Identification No.)
       of incorporation or organization)

                             1694 The Alameda, Suite 100
                             San Jose, California  95126
                  (Address of principal executive offices) (Zip Code)
                                  (408) 288-8199
                    ---------------------------------------------
                                 1997 STOCK PLAN
                   1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                    ---------------------------------------------
                                 Anthony K. Chan
                             Chief Executive Officer
                           1694 The Alameda, Suite 100
                           San Jose, California 95126
                      (Name and address of agent for service)
                                 (408) 288-8199
            (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE
    -----------------------------------------------------------------------
                                    Proposed     Proposed
Title of                            Maximum      Maximum
Securities        Amount            Offering     Aggregate     Amount of
to be             to be             Price        Offering      Registration
Registered        Registered(1)(2)  Per Share(3) Price(3)      Fee
----------        -----------       ------------  ----------   -----------
Common Stock       4,500,000          $0.8125    $3,656,250.00   $1,016.44
$0.0001 par value shares
-----------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Plan and/or 1997 Non-Employee Directors Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of American Champion Entertainment, Inc.

(2) 4,000,000 shares for the increase under the 1997 Stock Plan, and 500,000 shares for the increase under the 1997 Non-employee Directors Stock Option Plan.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common
Stock of American Champion Entertainment, Inc. on June 1, 1999 as reported on the Nasdaq SmallCap Market.


                           Exhibit Index on Page 5

        The contents of the Registrant's earlier registration statements, No. 333-18967, filed with the Securities and Exchange Commission on December 24, 1997 and No. 333-60107, filed with the Securities and Exchange Commission on July 29, 1998, are incorporated by reference herein.

                                  PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 1997 Stock Plan, and the 1997 Non-Employee Directors Stock Option Plan.

Item 2. Registrant Information and Employee Plan and Non-Employee
Directors Plan Annual Information.

The documents containing the information specified in item 2 will be sent of given to participants in the Registrant's 1997 Stock Plan, and the 1997 Non-Employee Directors Stock Option Plan.


Item 3.  EXHIBITS

EXHIBIT NUMBER  EXHIBIT

4.1     1997 Stock Plan, as amended.

4.2     1997 Non-Employee Directors Stock Option Plan, as amended.

5.1     Opinion of Sichenzia Ross & Friedman, LLP

23.1    Consent of Moss Adams, LLP.

23.2    Consent of Sichenzia Ross & Friedman, LLP is contained in Exhibit 5.1.

24.1    Power of Attorney (included in the Signature Page).

                               SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Jose, State of California, on this 9th day of June, 1999.


                              AMERICAN CHAMPION ENTERTAINMENT, INC.


                              By: /s/ Anthony K. Chan
                                  -----------------------------------
                                  Anthony K. Chan
                                  Chief Executive Officer



                            POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of American Champion Entertainment, Inc., a Delaware corporation, do hereby constitute and appoint Anthony K. Chan the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                   DATE
---------                        -----                   ----

/s/ George Chung           Chairman of the Board         June 9, 1999
----------------           and Director
George Chung


/s/Anthony K. Chan         Chief Executive Officer,      June 9, 1999
------------------         Secretary and Director
Anthony K. Chan            (principal executive
                           officer and principal
                           financial officer)


/s/ Don Berryessa          Senior Vice President         June 9, 1999
-----------------          and Director
Don Berryessa


/s/ Mae Lyn Woo            Vice President and            June 9, 1999
---------------            Chief Financial Officer
Mae Lyn Woo


/s/ Jan D. Hutchins        Director                      June 9, 1999
----------------
Jan D. Hutchins


/s/ William T. Duffy       Director                      June 9, 1999
-----------------
William T. Duffy


/s/ Alan Elkes             Director                      June 9, 1999
--------------
Alan Elkes


/s/ E. David Gable         Director                      June 9, 1999
--------------
E. David Gable


/s/ Ronald M. Lott         Director                      June 9, 1999
---------------
Ronald M. Lott

EXHIBIT INDEX

    Exhibit
    Number              Exhibit
------------------------------------------------------------------------------


EXHIBIT 4.1             1997 Stock Plan as amended.

EXHIBIT 4.2 1997 Non-Employee Directors Stock Option Plan, as amended.

EXHIBIT 5.1             Opinion of Sichenzia Ross & Friedman, LLP.

EXHIBTI 23.1            Consent of Moss Adams, LLP.

EXHIBIT 23.2 Consent of Sichenzia Ross & Friedman, LLP is contained in Exhibit 5.1

EXHIBIT 24.1            Power of Attorney (included in the Signature Page).

EXHIBIT 4.1

                    AMERICAN CHAMPION ENTERTAINMENT, INC.
                            1997 STOCK PLAN

         Increased to a total of 4,800,000 shares reserved under the plan,
             Approved by the Board of Directors on March 30, 1999, and
                     Approved by stockholders on May 5, 1999.


1.      Purpose. The purposes of the American Champion
Entertainment, Inc. 1997 Stock Plan ("Plan") are to encourage key personnel of American Champion Entertainment, Inc. (the "Company") and its subsidiaries to increase their interest in the Company's long-term success, to enhance the profitability and value of the Company for the benefit of its shareholders and to assist the Company and its subsidiaries in attracting, retaining and motivating key personnel by giving suitable recognition for services which contribute materially to the Company's success.

2. Definitions. The following definitions shall be applicable throughout the Plan:

"Act" means the Securities Act of 1933, as amended from time to time.

"Affiliate" means any parent or subsidiary (as defined in Section 424(e) and
(f)     of the Code) of the Company.

"Award" means an Option, Stock Appreciation Right or Other
Stock Award. "Board" means the Board of Directors of the Company.

"Change of Control" means, unless the Board otherwise directs by resolution adopted prior thereto, (i) the acquisition by any entity, person or group (other than the Company or its Affiliates or an employee benefit plan maintained by the Company or one of its Affiliates) of beneficial ownership of 20% or more of the outstanding voting stock of the Company; or (ii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by the purchase of stock or assets, or by merger, or otherwise; or (iii) the election during any period of 24 months or less of 50% or more of the members of the Board without the approval of the nomination of such members by a majority of the Board consisting of members who were serving at the beginning of such period.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Committee of the Board consisting of two or more directors, each of whom (i) is a "disinterested person" within the meaning of Rule 16b-3, and (ii) is an "outside director" within the meaning of Section 162(m) of the Code, or successor rule or regulation.

"Consultant" means any consultant or advisor engaged by the Company who renders bona fide services to the Company or all Affiliate in connection with its business, provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

"Company" means American Champion Entertainment, Inc., a
Delaware corporation.

"Employee" means any person who is employed by the Company or an Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means for any given day (i) the closing sales price on such date of a share of Stock as reported on the principal securities exchange on which such shares of Stock are then listed or admitted to trading, or as reported by Nasdaq, or
(ii) if not so reported, the average of the bid and ask prices on such date as reported on the OTC Bulletin Board, or (iii) if no such quotations are available, as determined by the Committee in good faith in their absolute discretion.

"Grant Limit" means the total number of shares of Stock that can be issued to any Participant in any fiscal year pursuant to an Award granted hereunder.

"Incentive Stock Option" means an Option granted by the Committee to an Employee Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

"Non-Qualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

"Option" means an Award granted under Section 6 of the Plan.

"Other Stock Awards" means an Award granted under Section 8 of the Plan.

"Participant" means any individual designated by the Committee to participate in the Plan.

"Performance-Based Compensation" means (i) an Option granted at less than 100% of the Fair Market Value of the Stock at the time of grant, (ii) a Restricted Stock Award or (iii) a Stock Bonus, in each case which has been granted with the intention that such award will be deductible under Section 162(m) of the Code, or successor provision.

"Plan" means this American Champion Entertainment, Inc. 1997
Stock Plan.

"Restricted Stock Award" means an Award granted under
Section 8(a) of the Plan.

"Rule 16b-3" means Rule 16b-3 promulgated under the Exchange
Act, or any successor rule or regulation.

"Stock" means the common stock of the Company, $.0001 par value.

"Stock Appreciation Right" means an Award granted under
Section 7 of the Plan.

"Stock Bonus" means an Award granted under Section 8(b) of the Plan.

"Termination Date" means the date an optionee ceases to be employed or engaged by the Company.

3. Administration. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, to the extent not contrary to the explicit provisions of the Plan. Determinations, interpretations and other actions by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

The Committee shall have full power, discretion and authority to establish applicable performance measures for Awards intended to be Performance-Based Compensation, which performance measures shall include one or more of the following:

improvements in revenues, earnings per share, profit before taxes, net income or operating income; return on shareholder equity; return on net assets; and stock price performance. Further, the Committee shall determine the specific targets related to each such performance measure and the performance period for each such Award. The Committee shall establish in writing such performance measures, specific targets and performance periods as provided in Section 162(m) of the Code and the regulations promulgated thereunder, or successor provision or regulation.

The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated. The Committee may, in its discretion, delegate to others responsibilities to assist in administering the Plan.

Prior to the date when securities of the Company are first registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Board.

4. Eligibility. Any Employee selected by the Committee, except a member of the Committee or a director whose principal employment is not with the Company or an Affiliate, and any Consultant selected by the Committee shall be eligible for Awards contemplated under the Plan except that Consultants shall not be eligible for Incentive Stock Option grants.

5. Stock Subject to Plan and Grant Limit. The total number of shares of Stock subject to issuance under the Plan may not exceed 4,800,000 subject to adjustments as provided in the Plan. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares or shares purchased by the Company on the open market or by private purchase. The Grant Limit shall equal the number of shares available for issuance under the Plan, subject to adjustment as provided in Section 10 hereof.

Except as otherwise provided in the Plan, shares of Stock that are subject to an Option or Stock Appreciation Right which, for any reason, expires or is terminated unexercised as to such shares, and shares of Stock subject to a Restricted Stock Award made under the Plan which are reacquired by the Company pursuant to the Plan, shall again become available for issuance under the Plan.

6. Stock Options. The Committee may grant stock Options alone or in addition to any other Awards granted under the Plan. Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options. Subject to the limitations contained herein with respect to Incentive Stock Options, the Committee may grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Options to a Participant and the Committee shall have complete discretion in determining the number of Options granted to each Participant, subject to the Grant Limit. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The provisions of Options need not be the same with respect to each Participant granted an Option.

Each Option shall be set forth in a written agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a) The exercise price of shares subject to any Incentive
Stock Option shall not be less than the Fair Market Value of the Stock at the time the Incentive Stock Option is granted; the exercise price of shares subject to any Non-Qualified Stock Option shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted, provided that such exercise price may not be less than 85% of the Fair Market Value of the Stock at the time the Non-Qualified Stock Option is granted;

(b) If the exercise price of a Non-Qualified Stock Option is less than 100% of the Fair Market Value of the Stock at the time the Non-Qualified Stock Option is granted, the Committee may designate such award as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award;

(c) The exercise price of any shares exercised under any Option must be paid in full upon such exercise in cash or stock of the Company held for at least six months, or in such other form as the Committee may determine;

(d) The term of each Option shall be fixed by the Committee but no Option may be exercised after the expiration of 10 years from the date such Option is granted;

(e) In the event that an optionee shall cease to be employed or engaged by the Company or an Affiliate, the vesting of such optionee's Options shall immediately and automatically terminate on the Termination Date and if the cessation of employment or engagement is:

(1) due to any reason other than due to retirement, Disability or death, such optionee's Options exercisable on the Termination Date shall remain exercisable for 30 days after the Termination Date;

(2) due to retirement, such optionee's Options exercisable on the Termination Date shall remain exercisable for three months after the Termination Date;

(3) due to a Disability, such optionee's Options exercisable on the Termination Date shall remain exercisable for one year after the Termination Date, or;

(4) due to death while employed or engaged by the Company or its Affiliate, or during the three month period following retirement or during the one year period following cessation of employment due to a Disability, the optionee's Options exercisable at the time of death shall remain exercisable for one year after the date of the optionee's death;

provided, however, that notwithstanding anything herein to the contrary, if any Option would otherwise expire on an earlier date than described above, such Option shall remain exercisable only until the earlier expiration date;

(f) Options shall become exercisable at such time or times after the first six months of their terms and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, and if the Committee provides that any Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on any factors as the Committee may determine;

(g) Incentive Stock Options may be granted only to Employees;

(h) In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Options are exercisable for the first time by any Employee during any calendar year (under all such plans of the Company and its Affiliates) shall not exceed $100,000;

(i) No Incentive Stock Option shall be granted to a Participant who, at the time the Incentive Stock Option is granted, owns (within the meaning of Section 422 of the Code) Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of Stock is at least 110% of the Fair Market Value of the Stock at the time the Incentive Stock Option is granted and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant;

(j) No Option shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code; and

(k) All Options shall be exercisable during the optionee's lifetime only by the optionee or by a transferee permitted pursuant to Section 6(j) above.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under
Section 422 of the Code or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422.

7.      Stock Appreciation Rights. The Committee may grant Stock
Appreciation
Rights alone or in conjunction with all or part of any Option granted under the Plan, subject to the Grant Limit. In the case of a Non-Qualified Stock Option, such Stock
Appreciation Rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such Stock
Appreciation Rights may be granted only at the time of the grant of the Incentive Stock
Option.

Each Stock Appreciation Right shall be set forth in a written agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a) Subject to subparagraphs (b) and (c) below, a Stock Appreciation Right granted in connection with an Option shall become exercisable and shall lapse according to the same vesting schedule and lapse rules that are established for the Option; a Stock Appreciation Right granted independently of an Option shall become exercisable and shall lapse in accordance with the vesting schedule and lapse rules established by the Committee;

(b) A Stock Appreciation Right and any related Option shall not be exercisable during the first six months of their terms by any Participant;

(c) A Stock Appreciation Right shall be exercisable only when the Fair Market Value of the Stock relating to the Stock
Appreciation Right exceeds the exercise price thereof;

(d) If the exercise price of a Stock Appreciation Right is less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, such award may be designated by the Committee to be Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award;

(e) Upon the exercise of a Stock Appreciation Right with respect to any number of shares of Stock, the holder shall be entitled to receive payment of an amount (subject to subparagraph
(f), below) determined by multiplying (i) the difference between the Fair Market Value per share of Stock on the date of exercise and the exercise price of the related Option (or in the case of an Stock Appreciation Right granted independent of an Option, the exercise price of the Stock Appreciation Right as established by the Committee) by (ii) the number of shares in respect of which the Stock Appreciation Right is exercised. At the discretion of the Committee, payment for Stock Appreciation Rights may be made in cash or stock of the Company held for at least six months, or in a combination thereof. If payment is made in Stock, the value of such Stock shall be the Fair Market Value determined as of the date of exercise;

(f) At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right;

(g) Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3;

(h) The Committee may provide that upon exercise of a Stock Appreciation Right granted in conjunction with an Option, the number of shares of Stock for which the related Option shall be exercisable shall reduce by the number of shares of Stock for which the Stock Appreciation Right shall have been exercised and the number of shares of Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of a related Option by the number of shares of Stock for which such Option shall have been exercised;

(i) The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years;

(j) No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, signed or otherwise alienated or hypothecated otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and all Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or by a transferee permitted pursuant to Section 7(j) above.

(k) The Committee may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change of Control, subject to terms and conditions as the Committee may specify at grant.

8.      Other Stock Awards. In addition to Options and Stock
Appreciation Rights, the Committee may grant Other Stock Awards payable in Stock upon such terms and conditions as the Committee may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

(a) Restricted Stock Awards. The Committee may grant Restricted Stock Awards, each of which consists of a grant of shares of Stock subject to restrictions, terms and conditions not inconsistent with the terms of the Plan, including the Grant Limit, as the Committee deems appropriate, which such restric-tions, terms and conditions shall be set forth in written agreements. The Committee may designate a Restricted Stock Award as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award. Stock certificates evidencing a Restricted Stock Award shall be issued by the Company in the name of the Participant, and such Participant shall be entitled to all voting rights, rights to dividends and other rights of holders of Stock, subject to the provisions of the Plan. The certificates representing a Restricted Stock Award issued under the Plan and any dividends paid thereon, shall remain in the physical custody of the Company or an escrow holder or be placed in trust until the restrictions imposed under the Plan have lapsed. The Committee may also require that a legend or legends be placed on any certificates representing a Restricted Stock Award to reference the various restrictions imposed on such Stock. If a Restricted Stock Award is granted which requires the payment of an exercise price by the Participant, then such Award must be accepted within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the date of grant. The shares of Stock granted under a Restricted Stock Award may not be sold, transferred, assigned, or otherwise alienated or hypothecated until the lapse or release of restrictions in accordance with the terms of the Restricted Stock Award agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with conditions as may be determined by the Committee. The provisions of a Restricted Stock Award need not be the same with respect to each recipient.

(b) Stock Bonuses. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time, subject to the Grant Limit. A Stock Bonus shall be paid at such time and be subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. The Committee may designate a Stock Bonus as Performance-Based Compensation in which event the Committee shall establish performance measures for such award, the specific targets applicable to such measures and the performance period for such award. Certificates for shares of Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

9. General Provisions. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock through the exercise of Options, provisions for restrictions on resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase Stock acquired under any Award in the event the Participant elects to dispose of such Stock, provisions to comply with compensation expense deductibility under the Code and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Act any of the shares of Stock delivered under the Plan. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof.

The Company shall have the right to deduct from all Awards, to the extent paid in cash, all federal state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Participant or other person receiving such Stock may be required to pay to the Company prior to delivery of such Stock, the amount of any such tax which the Company is required to withhold, if any, with respect to such Stock. At the discretion of the Committee, the Company may accept shares of Stock, or withhold shares of Stock otherwise issuable upon exercise of an Award, of equivalent Fair Market Value in payment of such withholding tax obligations or provide alternative methods of complying with such withholding tax obligations.

No Employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or its Affiliates.

Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to the benefits of an Award, if any, due under the Plan upon such Participant's death. A Participant may, from time to time, revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation therein shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Except as otherwise specifically provided in the Plan, no Participant shall be entitled to the privileges of stock ownership in respect of Stock which is subject to an Option, Stock Appreciation Right or Other Stock Award until such Stock has been issued to that Participant upon exercise of an Option or Stock Appreciation Right according to its terms or upon sale or grant of Stock in accordance with an Other Stock Award.

No Participant or other person shall have any right with respect to this Plan, shares reserved under this Plan, or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all the terms, conditions and provisions of the Plan applicable to such Participant have been met.

10. Changes in Capital Structure. In the event of changes in the outstanding Stock or in the capital structure of the Company by reason of any stock dividend, stock split, exchange of shares, recapitalization, reorganization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding Award and the price per share of any Award, shall all be proportionately adjusted. In the event the Company shall be a party to a transaction involving a sale of substantially all of its assets, a merger or a consolidation, the Board shall make such adjustment as shall be necessary or appropriate which may include assumption of Awards by the surviving Company, for their continuation, for the acceleration of vesting and expiration, or for settlement in cash. In the case of dissolution of the Company (other than a dissolution following the sale of substantially all of the Company's assets), the Awards outstanding hereunder shall terminate; provided, however, that each Participant shall have 30 days' prior written notice of such event, during which time the Participant shall have the right to exercise in full any partly or wholly unexercised Award, including the portion not yet exercisable pursuant to the vesting schedule set forth in any Award agreement. In the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to or available for Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan, the Committee may make such adjustments or substitutions to Awards or agreements evidencing Awards as the Committee determines appropriate in its sole discretion. Any adjustment in Incentive Stock Options under this Section 10 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustments shall be conclusive and binding for all purposes.


11.     INTENTIONALLY OMITTED.

12. Amendments and Termination. The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part and, if terminated, may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination shall be made which would impair the rights of a Participant under an Award theretofore granted, without such Participant's consent. The Board shall obtain stockholder approval of any amendment to this Plan which would be necessary to allow this Plan to continue to meet the conditions of Rule 16b-3.

13. Effective Date and Term. The Plan shall become effective as of the closing date of the Company's initial public offering. Unless sooner terminated by the Committee, the Plan shall continue until the tenth anniversary of the Plan's effective date, when it shall terminate and no Award shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding Awards and to conclude the administration of the Plan.

14. Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.

EXHIBIT 4.2

                 AMERICAN CHAMPION ENTERTAINMENT, INC.
             1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

       Increased to a total of 550,000 shares reserved under the plan,
          Approved by the Board of Directors on March 30, 1999, and
                 Approved by stockholders on May 5, 1999.


1. Purpose. American Champion Entertainment, Inc., a Delaware corporation (the "Company"), hereby establishes its 1997 Non-Employee Directors Stock Option Plan (the "Plan"). The purpose of the Plan is to provide non-employee directors with an opportunity to participate in the growth of the Company through stock ownership.


2. Eligibility. Only non-employee directors of the Company shall be eligible to participate in the Plan.


3. Stock Available for Options Under the Plan. Subject to adjustment as provided in Section 5 hereof, the aggregate number of shares of the common stock of the Company ("Common Stock") as to which options may be granted under the Plan shall not exceed 550,000 shares. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

In the event that any option granted under the Plan shall expire or terminate for any reason, including termination by the voluntary surrender thereof for cancellation, without having been exercised in whole or in part, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.


4. Stock Option. The options granted under the Plan shall be evidenced by a written option agreement which shall contain the following terms and conditions:

a.      Option Price. The option price of shares of Common
Stock covered by each option shall be 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value shall be equal to (i) the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading, or as reported on Nasdaq, or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the OTC Bulletin Board, or (iii) if no such quotations are available, as determined by the Board of Directors of the Company in good faith in their absolute discretion.

b.      Number of Shares.

(i) Each non-employee director shall automatically receive an option to purchase 5,000 shares of Common Stock on the date of his or her first election as a director (the "Initial Grant").

(ii) Each year, as of the date of the Annual Meeting of Stockholders of the Company, each non-employee director who has been elected or re-elected or who is continuing as a member of the Board of Directors as of the adjournment of the Annual Meeting (other than any non-employee director eligible for an initial grant pursuant to Section 4(b)(i) hereof by reason of first election at such meeting) shall automatically receive an option to purchase 2,000 shares of Common Stock (the " Annual Grant").

c.      Expiration and Termination of Options.

(i) Expiration. Each option and all rights and obligations thereunder shall, subject to the provisions of Section 4(c)(ii) hereof, expire ten (10) years from the date of grant.

(ii) Termination. In the event that an optionee shall cease to be a director of the Company for any reason, the vesting of his or her options shall immediately and automatically terminate. In the event that an optionee shall cease to be a director of the Company for any reason other than a disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, herein "Disability") or death, the vested portion of the option at the time the optionee ceases to be a director shall be exercisable for 30 days subsequent to the date the optionee ceased to be a director unless such option would expire pursuant to Section 4(c)(i) hereof at an earlier date, in which case such option shall remain exercisable only until the earlier expiration date. In the event that the optionee shall cease to be a director of the Company due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for one year after such cessation unless such options would expire pursuant to
Section 4(c)(i) at an earlier date, in which case such options shall remain exercisable only until the earlier expiration date. In the event that the optionee should die while a director of the Company or during the one year period following resignation as a director due to Disability, the portion of his or her options vested at the date the optionee ceased to be a director shall remain exercisable for one year after the date of the optionee's death, unless such options would expire pursuant to Section 4(c)(i) at an earlier date, in which case the options shall remain exercisable only until the earlier expiration date.

d. Non-Transferability of the Options. An option granted under the Plan may not be transferred otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or successor rule or regulation ("Rule 16b-3"). An option granted under the Plan may, during the lifetime of the optionee to whom granted, be exercised only by such optionee, his or her guardian or legal representative, or by a transferee permitted by Rule 16b-3.

e.      Exercise of Options.

(i) Subject to the provisions of the Plan, an Initial Grant pursuant to Section 4(b)(i) of the plan shall be exercisable as follows:

                                                          Percentage
  From                            To                      Exercisable

Date of Grant              Day prior to 1st                   0%
Anniversary

1st Anniversary            Day prior to 2nd                   50%
Anniversary

2nd Anniversary            Expiration Date                    100%

(ii)    Subject to the provisions of the Plan, an Annual
Grant pursuant to Section 4(b)(ii) shall be exercisable in full beginning on the first anniversary date of the date of grant.

(iii) Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that an option or any part thereof is exercised. Payment may be made (i) in cash, or
(ii) by delivery of shares of stock of the Company held by optionee for at least six months, which shares shall be valued, for purposes of payment, at their fair market value on the date of payment, determined in accordance with procedures established in Subsection 4(a).


5. Capital Adjustments and Changes in the Company. In the event of any stock dividend, stock split, exchange of shares, recapitalization, subdivision or consolidation of shares, or other similar transaction, the aggregate number of shares available under the Plan, the number of shares subject to each outstanding option and the option price per share, shall all be proportionately adjusted.

In the event the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger or a consolidation, all then outstanding options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to each optionee of its intention to do so and by permitting the exercise, during the 30-day period preceding the effective date of such transaction, of all partly or wholly unexercised options in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4( e) above.

 In the case of dissolution of the Company (other than a dissolution following a sale of substantially all of the Company's assets), every option outstanding hereunder shall terminate; provided, however, that each optionee shall have 30 days' prior written notice of such event, during which time the optionee shall have a right to exercise any partly or wholly unexercised option in full, including the portion not yet exercisable pursuant to the vesting schedule set forth in Subsection 4(e) above.

6. No Obligation. The granting of an option shall impose no obligation on the Company to continue optionee's service as a director for any period.


7. Legal and Other Requirements. The obligation of the Company to issue or transfer shares of Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, the qualification of the options and the shares of Common Stock reserved for issuance upon exercise of options under applicable state securities laws, the satisfaction of applicable listing requirements of the principal securities exchange on which the Company's Common Stock is listed or admitted to trading, if deemed necessary or appropriate by the Company, and the payment by the optionee to the Company, upon its demand, of such amount or in lieu thereof, of such number of shares of Common Stock of the Company as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such options or the delivery of shares of Common Stock incident thereto.


8. Termination and Amendment of Plan. The Board of Directors, without further action on the part of the stockholders, may suspend or terminate the Plan except that no such action may materially and adversely affect any outstanding option without the consent of the optionee. Only if and to the extent stockholder approval is necessary to allow this Plan to meet the conditions of Rule 16b-3, the Board of Directors shall obtain stockholder approval of any amendments to this Plan which would: (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. This Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.


9. Effective Date and Duration of Plan. This Plan shall become effective as of the closing date of the Company's initial public offering ("Effective Date"). Unless sooner terminated by the Committee, the Plan shall continue until the tenth anniversary of the Effective Date, when it shall terminate and no options shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all the Company's obligations under outstanding options and to conclude the administration of the Plan.


10. Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.

Exhibit 5.1


                     SICHENZIA, ROSS & FRIEDMAN LLP
                          Attorneys At Law
                    135 West 50th Street, 20th Floor
                       New York, New York 10020
                         _____________________

                        Telephone: (212) 664-1200
                        Facsimile:  (212) 664-7329
                        E-Mail: srflaw@i-2000.com

                                                      June 9, 1999

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CC 20549

Re:     American Champion Entertainment, Inc.
        Form S-8 Registration Statement
        SEC File No. 333-18967

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-8 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Act'), filed by American Champion Entertainment, Inc., a Delaware corporation (the 'Company'), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under 'Legal Matters' in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Sichenzia, Ross & Friedman, LLP
                                           Sichenzia, Ross & Friedman, LLP

EXHIBIT 23.1


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of American Champion Entertainment, Inc. on Form S-8 of our reports on the consolidated financial statements of American Champion Entertainment, Inc. and its subsidiaries dated February 11, 1998 and March 30, 1999, appearing in the Annual Reports on Form 10-KSB of American Champion Entertainment, Inc. for the years ended December 31, 1997 and December 31, 1998. We also consent to the reference to us under the caption "Experts".



                                                     Sincerely,

                                                     /s/ Moss Adams L.L.P.
                                                     Moss Adams L.L.P.

San Francisco, California

June 9, 1999